Exhibit 99.1

AeroVironment Announces Fiscal 2023 Third Quarter Results

ARLINGTON, VA, March 6, 2023 — AeroVironment, Inc. (NASDAQ: AVAV), a global leader in intelligent, multi-domain robotic systems, today reported financial results for the fiscal third quarter ended January 28, 2023.

Third Quarter Highlights

●	Third quarter revenue of $134.4 million, up 49% year-over-year
●	Third quarter gross margin of $45.5 million, an increase of 112% year-over-year; gross margin percentage of 34% rose approximately 1,000 basis points
●	Third quarter net loss attributable to AeroVironment of $(0.7) million and non-GAAP adjusted EBITDA of $23 million
●	Record funded backlog of $413.9 million as of January 28, 2023, an increase of 83% year-over-year

“This quarter once again demonstrated the ongoing robust strength of our business, with performance that met or exceeded our expectations” said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. “Our performance, reflects strong, growing demand for our broad portfolio of innovative unmanned robotics solutions, with results particularly driven by the significant rise in orders for our advanced Puma and Switchblade systems. AeroVironment’s products and services are proving to be essential to Ukraine’s defense efforts, of which we’re very proud.

“This quarter’s performance sets the stage for a strong finish to fiscal 2023 – a transformational year for the Company – and we have modestly increased our top line guidance accordingly. We have also reduced our EPS guidance based on two non-cash impacts; accelerated depreciation tied to our Medium UAS business and greater than expected unrealized losses tied to our equity investments. We believe the Company is well positioned for even better results going forward, as we leverage our attractive, cutting-edge portfolio of products and services to drive continued double-digit organic top-line growth and solid bottom line results.”

FISCAL 2023 THIRD QUARTER RESULTS

Revenue for the third quarter of fiscal 2023 was $134.4 million, an increase of 49% from the third quarter of fiscal 2022 revenue of $90.1 million. The increase in revenue reflects an increase in product sales of $48.6 million, partially offset by a decrease in service revenue of $4.3 million. The overall increase in revenue was primarily due to an increase in revenue in the Small UAS segment of $45.0 million and the Tactical Missile Systems (“TMS”) segment of $5.4 million, partially offset by a decrease in revenue in the Medium UAS segment of $5.8 million.

Gross margin for the third quarter of fiscal 2023 was $45.5 million, an increase of 112% from the third quarter of fiscal 2022 gross margin of $21.4 million. The increase in gross margin reflects higher product margin of $23.0 million and higher service margin of $1.0 million. As a percentage of revenue, gross margin increased to 34% from 24%. The increase in gross margin percentage was primarily related to a favorable product mix and a decrease in non-cash purchase accounting related expenses. Gross margin was negatively impacted by $3.3 million of intangible amortization expense and other related non-cash purchase accounting expenses in the third quarter of fiscal 2023 as compared to $5.1 million in the third quarter of fiscal 2022.

Income from operations for the third quarter of fiscal 2023 was $4.6 million, an increase of $18.7 million from the third quarter of fiscal 2022 loss from operations of $14.1 million. The increase in income from operations was primarily the result of an increase in gross margin of $24.1 million, partially offset by an increase in research and development (“R&D”) expense of $3.1 million and an increase in selling, general and administrative (“SG&A”) expense of $2.2 million.

Other loss, net, for the third quarter of fiscal 2023 was $5.4 million, as compared to $1.5 million for the third quarter of fiscal 2022. The increase in interest expense was primarily due to an increase in interest rates on the Company’s debt facility. Other loss, net for the third quarter of fiscal 2023 includes unrealized losses associated with decreases in the fair market value of equity security investments.

Benefit from income taxes for the third quarter of fiscal 2023 was $0.5 million, as compared to a benefit from income taxes of $(15.4) million for the third quarter of fiscal 2022. The decrease in benefit from income taxes was primarily due to a change in estimate of the full year expected pre-tax loss during the prior year quarter.

Equity method investment loss, net of tax, for the third quarter of fiscal 2023 was $(0.4) million, as compared to equity method investment income $0.2 million for the third quarter of fiscal 2022. Subsequent to the sale of the equity interest in HAPSMobile during the three months ended April 30, 2022, equity method investment loss, net of tax no longer includes activity from HAPSMobile.

Net loss attributable to AeroVironment for the third quarter of fiscal 2023 was $0.7 million, or $(0.03) per diluted share, as compared to net income of $10 thousand, or $0 per diluted share, for the third quarter of fiscal 2022, respectively.

Non-GAAP adjusted EBITDA for the third quarter of fiscal 2023 was approximately $23 million and non-GAAP earnings per diluted share was $0.33, as compared to approximately $6 million and $0.31, respectively, for the third quarter of fiscal 2022.

BACKLOG

As of January 28, 2023, funded backlog (defined as remaining performance obligations under firm orders for which funding is currently appropriated to the Company under a customer contract) was $413.9 million, as compared to $210.8 million as of April 30, 2022.

FISCAL 2023 — OUTLOOK FOR THE FULL YEAR

For the fiscal year 2023, the Company now expects revenue of between $510 million and $525 million, net income of between $0 and $5 million, Non-GAAP adjusted EBITDA of between $89 million and $95 million, earnings per diluted share of between $0.01 and $0.21 and non-GAAP earnings per diluted share, which excludes amortization of intangible assets, other non-cash purchase accounting expenses and equity securities investments gains or losses, of between $1.13 and $1.33.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, and including certain assumptions with respect to our ability to efficiently and on a timely basis integrate our acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Monday, March 6, 2023, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Kevin P. McDonnell, chief financial officer and Jonah Teeter-Balin, senior director corporate development and investor relations, will host the call.

New this quarter, investors may access the call by registering via the following participant registration link up to ten minutes prior to the start time.

Participant registration URL: https://register.vevent.com/register/BIac3afa4fd07640f5babfc44519728c67

Investors may also listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the third quarter fiscal year 2023 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can Proceed with Certainty. Headquartered in Virginia, AeroVironment is a global leader in intelligent, multi-domain robotic systems, and serves defense, government and commercial customers. For more information, visit www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business; any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending; our reliance on limited relationships to fund our development of HAPS UAS; our ability to perform under existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; the extensive regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems; changes in the supply and/or demand and/or prices for our products and services; increased competition; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; unfavorable results in legal proceedings; our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, including those resulting from the COVID-19 pandemic or future pandemics, such as supply chain disruptions and delays, potential governmentally-mandated shutdowns, travel restrictions and site access, diversion of government resources to non-defense priorities, and other business restrictions affecting our ability to manufacture and sell our products and provide our services; our ability to comply with the covenants in our loan documents; our ability to attract and retain skilled employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	January 28,	January 29,	January 28,	January 29,
	2023	2022	2023	2022

	(Unaudited)		(Unaudited)
Revenue:
Product sales	$91,216	$42,599	$211,533	$166,713
Contract services	43,179	47,494	142,962	146,397
	134,395	90,093	354,495	313,110
Cost of sales:
Product sales	54,866	29,294	127,210	100,821
Contract services	34,019	39,363	122,171	119,675
	88,885	68,657	249,381	220,496
Gross margin:
Product sales	36,350	13,305	84,323	65,892
Contract services	9,160	8,131	20,791	26,722
	45,510	21,436	105,114	92,614
Selling, general and administrative	24,746	22,549	70,302	74,496
Research and development	16,157	13,013	47,793	41,018
Income (loss) from operations	4,607	(14,126)	(12,981)	(22,900)
Other (loss) income:
Interest expense, net	(2,810)	(1,510)	(6,722)	(4,164)
Other (expense) income, net	(2,587)	34	(2,183)	(10,360)
Loss before income taxes	(790)	(15,602)	(21,886)	(37,424)
Benefit from income taxes	(531)	(15,396)	(8,382)	(25,864)
Equity method investment (loss) income, net of tax	(417)	171	(2,190)	163
Net loss	(676)	(35)	(15,694)	(11,397)
Net loss (income) attributable to noncontrolling interest	—	45	(45)	(49)
Net (loss) income attributable to AeroVironment, Inc.	$(676)	$10	$(15,739)	$(11,446)
Net loss per share attributable to AeroVironment, Inc.
Basic	$(0.03)	$—	$(0.63)	$(0.46)
Diluted	$(0.03)	$—	$(0.63)	$(0.46)
Weighted-average shares outstanding:
Basic	25,012,412	24,710,991	24,906,977	24,657,846
Diluted	25,012,412	24,879,643	24,906,977	24,657,846

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	January 28,	April 30,
	2023	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$78,276	$77,231
Short-term investments	—	24,716
Accounts receivable, net of allowance for doubtful accounts of $61 at January 28, 2023 and $592 at April 30, 2022	52,871	60,170
Unbilled receivables and retentions	109,289	104,194
Inventories, net	125,942	90,629
Income taxes receivable	9,180	442
Prepaid expenses and other current assets	15,323	11,527
Total current assets	390,881	368,909
Long-term investments	19,319	15,433
Property and equipment, net	45,388	62,296
Operating lease right-of-use assets	28,336	26,769
Deferred income taxes	8,540	7,290
Intangibles, net	83,442	97,224
Goodwill	336,555	334,347
Other assets	8,741	1,932
Total assets	$921,202	$914,200
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$26,420	$19,244
Wages and related accruals	27,135	25,398
Customer advances	22,553	8,968
Current portion of long-term debt	10,000	10,000
Current operating lease liabilities	7,794	6,819
Income taxes payable	26	759
Other current liabilities	22,469	30,203
Total current liabilities	116,397	101,391
Long-term debt, net of current portion	155,763	177,840
Non-current operating lease liabilities	22,630	21,915
Other non-current liabilities	742	768
Liability for uncertain tax positions	1,450	1,450
Deferred income taxes	2,707	2,626
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at January 28, 2023 and April 30, 2022	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—25,264,025 shares at January 28, 2023 and 24,951,287 shares at April 30, 2022	4	2
Additional paid-in capital	295,070	267,248
Accumulated other comprehensive loss	(5,055)	(6,514)
Retained earnings	331,494	347,233
Total AeroVironment, Inc. stockholders’ equity	621,513	607,969
Noncontrolling interest	—	241
Total equity	621,513	608,210
Total liabilities and stockholders’ equity	$921,202	$914,200

AeroVironment, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Nine Months Ended
	January 28,	January 29,
	2023	2022
Operating activities
Net loss	$(15,694)	$(11,397)
Adjustments to reconcile net loss from operations to cash provided by (used in) operating activities:
Depreciation and amortization	48,109	47,437
Loss (income) from equity method investments	2,190	(799)
Loss on deconsolidation of previously controlled subsidiary	189	—
Amortization of debt issuance costs	634	386
Provision for doubtful accounts	5	(20)
Other non-cash expense, net	935	440
Non-cash lease expense	5,866	5,033
Loss on foreign currency transactions	38	34
Unrealized loss on available-for-sale equity securities, net	1,798	—
Deferred income taxes	(1,250)	(1,195)
Stock-based compensation	7,108	3,957
Loss on disposal of property and equipment	1,193	5,063
Amortization of debt securities discount	125	117
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	6,847	21,901
Unbilled receivables and retentions	(5,098)	(25,597)
Inventories	(39,324)	(21,590)
Income taxes receivable	(9,388)	(26,208)
Prepaid expenses and other assets	(3,114)	1,789
Accounts payable	7,789	(10,720)
Other liabilities	(157)	(11,807)
Net cash provided by (used in) operating activities	8,801	(23,176)
Investing activities
Acquisition of property and equipment	(10,116)	(17,064)
Equity method investments	(2,774)	(6,884)
Equity security investments	(5,100)	—
Business acquisitions, net of cash acquired	(5,105)	(46,150)
Proceeds from deconsolidation of previously controlled subsidiary, net of cash deconsolidated	(635)	—
Redemptions of available-for-sale investments	25,945	35,851
Purchases of available-for-sale investments	(1,326)	(2,987)
Other	—	225
Net cash provided by (used in) investing activities	889	(37,009)
Financing activities
Principal payments of term loan	(22,500)	(7,500)
Holdback and retention payments for business acquisition	—	(5,991)
Proceeds from shares issued, net of issuance costs	20,104	—
Tax withholding payment related to net settlement of equity awards	(853)	(1,176)
Exercise of stock options	868	2,776
Other	(21)	(23)
Net cash used in financing activities	(2,402)	(11,914)
Effects of currency translation on cash and cash equivalents	695	(613)
Net increase (decrease) in cash, cash equivalents, and restricted cash	7,983	(72,712)
Cash, cash equivalents and restricted cash at beginning of period	77,231	157,063
Cash, cash equivalents and restricted cash at end of period	$85,214	$84,351
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$1,192	$1,923
Interest	$5,697	$3,465
Non-cash activities
Unrealized (gain) loss on available-for-sale investments, net of deferred tax expense of $0 and $1 for the nine months ended January 28, 2023 and January 29, 2022, respectively	$(26)	$6
Change in foreign currency translation adjustments	$1,433	$(3,771)
Issuances of inventory to property and equipment, ISR in-service assets	$4,677	$16,680
Acquisitions of property and equipment included in accounts payable	$731	$626

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended January 28, 2023
	Small UAS	TMS	MUAS	HAPS	All other	Total
Revenue	$69,376	$24,015	$15,405	$8,938	$16,661	$134,395
Gross margin	32,937	7,841	(2,008)	2,733	4,007	45,510

Income (loss) from operations	18,548	(129)	(11,824)	1,334	(3,322)	4,607
Acquisition-related expenses	-	-	129	-	157	286
Amortization of acquired intangible assets and other purchase accounting adjustments	669	-	5,215	-	1,262	7,146
Adjusted income (loss) from operations	$19,217	$(129)	$(6,480)	$1,334	$(1,903)	$12,039

	Three Months Ended January 29, 2022
	Small UAS	TMS	MUAS	HAPS	All other	Total
Revenue	$24,366	$18,603	$21,168	$9,543	$16,413	$90,093
Gross margin	8,656	5,209	335	3,173	4,063	21,436

Income (loss) from operations	(3,606)	(1,289)	(8,623)	1,574	(2,182)	(14,126)
Acquisition-related expenses	99	54	41	19	155	368
Amortization of acquired intangible assets and other purchase accounting adjustments	707	-	5,641	2	3,033	9,383
Adjusted income (loss) from operations	$(2,800)	$(1,235)	$(2,941)	$1,595	$1,006	$(4,375)

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022

(Loss) earnings per diluted share	$(0.03)	$—	$(0.63)	$(0.46)
Acquisition-related expenses	0.01	0.02	0.04	0.16
Amortization of acquired intangible assets and other purchase accounting adjustments	0.22	0.30	0.69	0.92
Equity method and equity securities investments activity, net	0.13	(0.01)	0.16	(0.01)
Legal accrual related to our former EES business	—	—	—	0.32
Earnings per diluted share as adjusted (Non-GAAP)	$0.33	$0.31	$0.26	$0.93

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
(in millions)	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Net (loss) income	$(1)	$—	$(16)	$(11)
Interest expense, net	3	2	7	4
Benefit from income taxes	(1)	(15)	(8)	(26)
Depreciation and amortization	16	17	48	48
EBITDA (Non-GAAP)	17	4	31	15
Amortization of purchase accounting adjustment included in loss on disposal of property and equipment	—	2	—	1
Stock-based compensation	3	—	7	4
Equity method and equity securities investments activity, net	3	—	4	—
Acquisition-related expenses	—	—	1	5
Legal accrual related to our former EES business	—	—	—	10
Adjusted EBITDA (Non-GAAP)	$23	$6	$43	$35

Reconciliation of Forecast Earnings per Diluted Share (Unaudited)

Fiscal year ending
April 30, 2023
Forecast (loss) earnings per diluted share	$0.01 - 0.21
Acquisition-related expenses	0.05
Amortization of acquired intangible assets and other purchase accounting adjustments	0.91
Equity method and equity securities investments activity, net	0.16
Forecast earnings per diluted share as adjusted (Non-GAAP)	$1.13 - 1.33

Reconciliation of 2023 Forecast and Fiscal Year 2022 Actual Non-GAAP adjusted EBITDA (Unaudited)

	Fiscal year ending	Fiscal year ended
(in millions)	April 30, 2023	April 30, 2022
Net income (loss)	$0 - 5	$(4)
Interest expense, net	10	5
Benefit from income taxes	(4) - (3)	(10)
Depreciation and amortization	69	61
EBITDA (Non-GAAP)	75 - 81	52
Amortization of purchase accounting adjustment included in loss on disposal of property and equipment	—	1
Stock-based compensation	9	5
Sale of ownership in HAPSMobile Inc. joint venture	—	(6)
Equity method and equity securities investments activity, net	4	(5)
Legal accrual related to our former EES business	—	10
Acquisition-related expenses	1	5
Adjusted EBITDA (Non-GAAP)	$89 - 95	$62

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Adjusted Operating Income

Adjusted operating income is defined as operating income before intangible amortization, amortization of non-cash purchase accounting adjustments, and acquisition related expenses.

Non-GAAP Earnings per Diluted Share

We exclude the acquisition-related expenses, amortization of acquisition-related intangible assets, equity securities investments gains or losses and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization including amortization of purchase accounting adjustments, adjusted for the impact of certain other items, including stock-based compensation, acquisition related expenses, equity method investment gains or losses, equity securities investments gains or losses, and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

/////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////

For additional media and information, please follow us

CONTACT

Jonah Teeter-Balin

+1 (805) 520-8350 x4278

https://investor.avinc.com/contact-us